UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2026

Fortress Credit Realty Income Trust

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56685	99-3367363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York		10105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 798-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Atlas Repurchase Facility

On January 14, 2026, a subsidiary of Fortress Credit Realty Income Trust (the “Company”), FCR DC JV Atlas Seller LLC, as seller (the “Atlas Seller”), and Atlas Securitized Products Investments 2, L.P., as administrative agent and buyer (“ASP”), Atlas Securitized Products Funding 1, L.P., Atlas Securitized Products Funding 2, L.P., Atlas Securitized Products Funding 3, L.P. and Atlas Securitized Products, L.P., each as a buyer, the Company, as guarantor and FCR DC JV Atlas Pledgor LLC, as equity pledgor entered into an amendment to the Master Repurchase Agreement, dated October 11, 2024 (together with the related transaction documents, the “Amended Atlas Repurchase Agreement”). Pursuant to the Amended Atlas Repurchase Agreement, (i) the financing available in connection with the acquisition and origination by the Company of certain loans, as more particularly described in the Amended Atlas Repurchase Agreement, was increased from an aggregate of $300 million to $450 million, (ii) Atlas Securitized Products Funding 1, L.P., Atlas Securitized Products Funding 2, L.P., Atlas Securitized Products Funding 3, L.P. and Atlas Securitized Products, L.P. were joined as buyers to the Amended Atlas Repurchase Agreement and related Program Agreements (as defined therein) and (iii) Credit Events (as defined in the Amended Atlas Repurchase Agreement) were removed as a condition precedent to Margin Deficits.

In connection with the Amended Atlas Repurchase Agreement, on January 14, 2026, the Company entered into a second amendment to guaranty, dated October 11, 2024 (the “Amended Atlas Guaranty”). Pursuant to the Amended Atlas Guaranty, the Company agreed to satisfy certain minimum adjusted net worth standards and certain liquidity requirements.

The Amended Atlas Repurchase Agreement and the Amended Atlas Guaranty contain various restrictions and covenants that are customary for similar agreements. The foregoing description is only a summary of the material provisions of the Amended Atlas Repurchase Agreement and the Amended Atlas Guaranty and is qualified in its entirety by reference to the full text of the Amended Atlas Repurchase Agreement and the Amended Atlas Guaranty, which are filed as Exhibits 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1

Second Amendment to Master Repurchase Agreement, dated January 14, 2026, by and between FCR DC JV Atlas Seller LLC, as seller, and Atlas Securitized Products Investments 2, L.P., as administrative agent and a buyer, Atlas Securitized Products Funding 1, L.P., Atlas Securitized Products Funding 2, L.P., Atlas Securitized Products Funding 3, L.P. and Atlas Securitized Products, L.P., each as a buyer, the Company, as guarantor and FCR DC JV Atlas Pledgor LLC, as equity pledgor

10.2	Second Amendment to Guaranty, dated January 14, 2026, made by the Company, as guarantor, for the benefit of Atlas Securitized Products Investments 2, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Credit Realty Income Trust

Dated: January 15, 2026	By:	/s/ Avraham Dreyfuss
Name: Avraham Dreyfuss Title: Chief Financial Officer